                                                                    EXHIBIT 10.7

                                JOHN R. HERZOG
                              SERVICES AGREEMENT


     AGREEMENT made this 15th day of November 2000, between John R. Herzog, hereinafter referred to as JRH and NetCommerce, Inc. and its Subsidiaries, hereinafter referred to as the Companies.


                             Purpose of Agreement
                             --------------------

1. The purpose of this Agreement is to state the terms and conditions under which JRH will provide software system analysis, billing systems analysis, telemarketing system analysis and software implementation of new packages for the Companies.

                               Services Provided
                               -----------------

2. JRH will provide the following software system analysis, billing systems analysis, telemarketing software analysis and selection, and implementation of new software systems for the Companies. JRH will supervise and coordinate the implementation and integration of said software and systems on an as needed basis.

                               Completion Times
                               ----------------

3. JRH will furnish the completed work to the Companies at times to be mutually agreed upon. Delivery schedules will be predicated on normal working conditions, however, are subject to adjustments at any time in the event of causes beyond the control of JRH or the Companies. The work will be preformed on a quarterly basis for income taxes services and before and after the Companies fiscal year-ends for accounting and audit related services.

                            Property of the Company
                            -----------------------

4. All documents, research, written materials and any other supporting items used in the work performed by JRH for the Companies shall be the property of the Companies, provided that the compensation due JRH for the services rendered has been paid in full by the Companies.

                             Storage of Materials
                             --------------------

5. Hard copy documents, floppy disks, research materials and any other materials related to the work done for the Companies by JRH, if stored by JRH, will be so stored at the sole risk of the Companies. No obligation or liability of any type is assumed by JRH with regard to the aforesaid materials.

                                Confidentiality
                                ---------------

6. All statistical, financial and personal data relating to the business of the Companies, which are confidential and clearly designated as such, will be held in the strictest of confidence by JRH, its principals and employees. However, the foregoing obligation does not apply to any data that have become publicly available and rightfully obtained from third parties. JRH is obligated to keep confidential any concepts, technical information, trade secrets or any other information considered or deemed "proprietary" by the Companies during the term of this Agreement.

                            JRH's Responsibilities
                            ----------------------

7. JRH will use due care in processing the work of the Company, but will be responsible only to the extent of correcting any errors, which are due to computer hardware or software malfunctions, operators or programmers of JRH. Such situations will be corrected for the Companies at no additional charge to the Companies, provided it was a result of acts of JRH. The liability of JRH with respect to this Agreement shall, in any event, be limited to the total compensation for the services provided under this Agreement, and shall not include any contingent liability.

                                 Compensation
                                 ------------

8. The Companies shall pay JRH compensation for services rendered in accordance with the negotiated and established rates and minimums of JRH in effect at the time the services are rendered, or on an agreed upon "per-project" rate. The following is the compensation schedule for services rendered by JRH to the
Companies: The initial project will be for three months paid at the rate of $1,735 on the 1st and the 16th of each month with a minimum of three months. In addition, compensation will include not exceed 100,000 shares of the Company's common stock.

                               Term of Agreement
                               -----------------

9. The term of this Agreement shall commence on the 15th day of November, 2000 and shall continue in full force and effect, terminating when the specific project is completed to the satisfaction of both parties, but no longer than one year from the date of this agreement. However, the relationship and/or specified tasks can be renewed at any time over this one-year agreement term. Either party may terminate this agreement with thirty- (30) days written notice, provided that equal consideration has been or will be given.

                         Consideration and Conditions
                         ----------------------------

10. The overall compensation for this Agreement and relationship, as well as its timely delivery, are based on specifications and information provided by the Companies to JRH. Any changes in stated specifications by the Companies may result in an adjustment in consideration from the Companies to JRH. Moreover, there may be a need to reevaluate and change scheduled delivery dates.

                        Non-Interference Understanding
                        ------------------------------

11. The Companies acknowledges that any third-party entities working with or for JRH may have been independently obtained before, during or after the date of this Agreement. Hence, the Companies shall not employ, or attempt to employ, any other business management consultants or companies offering the same services without prior JRH approval. JRH agrees to allow the Companies to pursue and employ any of the above employees once the JRH Service Agreement has expired.

                           Attorney's Fees and Costs
                           -------------------------

12. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          Governing Law, Entirety of Agreement and Partial Invalidity
          -----------------------------------------------------------

13. The laws of the state of Texas shall govern this Agreement. It constitutes the entire agreement between the parties regarding its subject matter. If any provision in this contract is held by any court to be invalid or unenforceable, the remaining provisions shall nevertheless continue in full force.

This Agreement is executed at the offices of Netcommerce, Inc. on the day and year first above written.


John R. Herzog:                   Netcommerce, Inc.:
                                  Mark Lindberg




----------------------            --------------------------
Signature                         Signature